Exhibit 10.23

                              EMPLOYMENT AGREEMENT

                                      with

                                    Sam Brill

      AGREEMENT entered into as of the 5th day of November 2001 (the "Effective Date") between Sam Brill (the "Employee") and TTR Technologies, Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company desires to engage the Employee for the Company in the position of Vice President of Corporate Strategy, all upon the terms and conditions contained herein; and

      NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Engagement & Duties

      1.1 With effect from the effective date (as defined in Section 2), the Company employs Employee and Employee accepts employment with the Company as its Vice President of Corporate Strategy, upon the terms and conditions set forth herein. The Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which Employee is engaged. Employee shall devote Employee's full business time and efforts to rendition of such services and to the performance of such duties as are set forth herein.

      The Employee shall further have such duties and responsibilities commensurate with his position as may be assigned to him from time to time by the Chief Executive Officer.

      1.2 The Employee's authority shall be subject to the authority of the Chief Executive Officer, to whom the Employee shall report.

      1.3 The Parties acknowledge and agree that the nature of the Employee's duties hereunder will also require substantial domestic and possible international travel.

2. Term; Termination

      2.1 Employee's employment under this Agreement shall commence on the Effective Date and shall end on the earlier of: (i) the death or disability (as defined herein) of the Employee, (ii) termination of Employee's employment with cause (as defined herein); (iii) termination of Employee's employment without cause by the Company or the Employee upon one (1) month prior written notice;
and (iv) May 5, 2002 (the "Initial Term"); provided, however that at the end of the Initial Term the
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Company may, in its sole discretion upon the decision of its board of directors, extend or renew this Agreement for an additional twelve months (the "Additional Term") on the terms and conditions set forth herein, including without limitation, the Gross Salary payable hereunder, on at least two (2) weeks written notice to the Employee, prior to the scheduled expiration of the Initial Term. Within five (5) business days' of Employee's receipt of the notice to extend or renew for the Additional Term, Employee shall notify the Company in writing of acceptance or rejection of the renewal or extension; Employee's failure to so respond within the designated period shall be deemed to be a rejection.

      Notwithstanding the foregoing, in the event that Company or Employee shall have terminated this Agreement without cause, upon the request of the Company the Employee shall vacate his position and the Company's premises (if applicable) on a date specified by the Company which is earlier than the end of the notice period specified in (iii) above upon payment to Employee, in one lump sum on the effective date of termination, the amount of Gross Salary payable under Section 3 from the effective date of termination until the end of such notice period, less required deductions for state and federal withholding tax, social security and other employee taxes.

      2.2 For the purpose of this Section 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 The Company shall have the right to terminate for "Cause" upon notice to the Employee in the event of (a) a failure by the Employee to perform his duties hereunder, or (b) a failure by the Employee to comply with the lawful and proper instructions of the Chief Executive Officer or the Company's Board of Directors (hereinafter, the "Board"), or (c) Employee's illegal or unethical acts or conduct which causes material harm or loss to the Company or otherwise brings notoriety to the Company or has a material adverse effect on the name or public image of the Company.

      2.4 Commencing on (and subject to) the Additional Term, in the event of termination of Employee by the Company for any reason whatsoever other than as set out in Section 2.1(ii) or Section 2.3 above, the Employee shall be paid a one-time payment in an amount equal to three (3) months' Gross Salary then payable under Section 3.1, less required deductions for state and federal withholding tax, social security and other employee taxes, which payment shall be made, at the sole discretion of the Company, in one-lump sum payment within five (5) business days following the date on which the termination shall become effective or in periodic installments over a period of time not exceeding 3 months following the effective date of termination (but not less than once a month) until such amount is paid in full, provided, that, notwithstanding anything to the contrary contained herein, upon termination of Employee by the Company as herein provided under this Section 2.4, the Employee shall not be entitled to the amount payable under Section 2.1(iii).

      2.5 During the period following notice of termination until the effective date of termination by either party for whatever reason, the Employee shall cooperate


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with the Company and use his good-faith efforts to assist the integration into the Company the person or persons who will assume the Employee's responsibilities.

3. Remuneration

      Salary. During the Initial Term and the Additional Term (if any), and subject to the satisfactory performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder as salary, payable in accordance with the Company's normal payroll practices but in no event less than once every calendar month, the amount of $125,000 per annum (the "Gross Salary"), less required deductions for state and federal withholding tax, social security and other employee taxes. Commencing on the first anniversary of the Effective Date, Employee shall be entitled to a review of his Gross Salary.

4. Stock Options

      As additional consideration, upon the ratification by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), the Company shall cause to be issued to the Employee options (hereinafter, the "Option") to purchase up to 250,000 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at a per share purchase price equal to the Market Price (as defined below) on the date of the grant of the Option. Options shall vest in equal installments over five (5) years, with the first installment for 50,000 shares of Common Stock vesting on the first anniversary of the Effective Date; thereafter, the Option with respect to the remaining shares shall vest in equal annual installments of 50,000 shares on each subsequent annual anniversary of the Effective Date. The terms of such options shall be reflected in a separate written option agreement to be entered into by the parties within thirty (30) days of the Effective Date, which agreement shall govern with respect to the Option, the exercise thereof and other terms relating to the Option. As used herein, the term "Market Price" shall mean the average sale price of the Company's Common Stock on the business day preceding the date of grant by the Compensation Committee, as quoted on the Nasdaq National Market.

      Notwithstanding anything to the contrary contained herein, in the event that Employee's employment hereunder (i) expires at the end of the Initial Term by reason of the election by the Company to not extend or renew the Agreement or
(ii) is terminated by the Company at any time on or after the Additional Term but before the first anniversary of the Effective Date for any reason other than for that stated in Section 2.1(ii), then the Option with respect to 50,000 shares of Common Stock shall vest and first become exercisable on the first anniversary of the Effective Date, provided that if the Employee's employment hereunder (i) expires at the end of the Initial Term by reason of Employee's election to not accept the Company's offer to extend or renew such Agreement or
(ii) is terminated by employee at any time on or after the Additional Term but before the first anniversary of the Effective Date under Section 2.1(iii), then the Option with respect to 25,000 shares of Common Stock shall vest and first become exercisable first anniversary of the Effective Date.


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5. Fringe Benefits.

      5.1 Vacation. Employee shall be entitled to an aggregate of 15 business days of paid vacation per year, during the term hereof, prorated for any portion of a year to date of termination. The timing and duration of any vacation shall be as agreed upon by the parties. In addition to the foregoing, the Employee shall be entitled to paid vacation for the following legal holidays in the
United: New Year's, President's Day, Memorial Day, July 4, Labor Day, Thanksgiving Day (Thursday and Friday), and Christmas; and during the holidays of Rosh Hashana, Yom Kippur, first two days and last two days of Succot, Passover and Shavuot.

      5.2 No Accumulation. The Employee shall not be entitled to accumulate unused vacation or sick leave or other fringe benefits from year to year without the written consent of the Company, unless the accumulation of any such unused leave and/or fringe benefit is necessitated by the Company's actions or otherwise caused by Employee's performance of Employee's job-related duties at the Company. Further, Employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

      5.3 Health Insurance. The Company intends to establish a Company-wide health insurance plan under which its employees and their spouses and minor children may participate. Pending the establishment of a plan that affords coverage to the Employee in New York, the Employee shall be entitled to be reimbursed monthly, for medical insurance payments made by the Employee to a bona fide health and dental insurance provider, in accordance with the Company's policy as it might change from time to time, up to a maximum monthly amount of $1,000 payable by the Company. The Company may in its sole discretion and at any time during the course of this agreement and in compliance with applicable law, substitute a Company sponsored health and dental insurance program including without limitation, medical insurance plan for the medical reimbursement payments specified herein. Subject to the provisions contained in this Section 5.3, the employee's participation in such plans shall be on the same terms and conditions as other United States-based employees' of the Company.

6. Development Rights

      The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Upon the Company's request (whenever made), Employee shall execute and assign to the Company all the rights of Employee in the proprietary information.

7. Employee Representations

      The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Employee is party, (ii) does not require the consent of any person, and (iii) shall be deemed Employee's


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consent not to utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

8. Confidentiality

      8.1 The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other Company employees (c) shall have been received by the Employee from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Employee.

      8.2 Subject to the provisions of Section 8.3 below, the Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Company, unless otherwise consented to in writing by the Company.

      8.3 The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Company or who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

      8.4 The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

9. Non-Compete.

      9.1 Unless otherwise expressly consented to in writing by the Company, Employee will not, directly or indirectly, for his own account or as an employee, officer, director, consultant, joint venturer, shareholder, investor, or otherwise (except as an investor in a corporation whose stock is publicly traded and in which the Employee holds less than 5% of the outstanding shares) interest him/herself or engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the


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Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights; provided such affiliates operate in a field directly related to the business of the Company or involve distribution or promoting of the Company's products or technology.

      9.2 Unless otherwise expressly consented to in writing by the Company, Employee will not hire or otherwise contract the services of, whether directly or indirectly (i) an employee of the Company (ii) a former employee of the Company whose employment with the Company ended less than twelve months prior to the date of such hiring, or (iii) any corporation or entity in which such employee or former employee is an officer, director or shareholder holding 25% of the equity or is employed providing service to that corporation or entity.

      9.3 Employee's undertakings herein under section 9 shall be binding upon Employee's successors, heirs or assigns, and shall continue until the later of
(i) the expiration of one year from the date of execution of this Agreement or
(ii) the expiration of one year from the date the Employee last represented him/herself as an employee, agent or representative of the Company or any of its affiliates, subsidiaries or successors.

      9.4 Employee acknowledges that the restricted period of time specified under this section 9 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

10. Miscellaneous

      10.1 Benefit & Assignment This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and obligations of the Employee under this Agreement may not be assigned by the Employee.

      10.2 Entire Agreement This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      10.3 Notices All notices or other communications hereunder shall be in writing and shall be sent to either party by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this section.

      10.4 Applicable Law. This Agreement shall be interpreted, governed, construed and enforced according to the internal laws of the State of New York, without giving effect to its conflict of laws provisions. Each of the parties consents to the jurisdiction of the United States District Court for the Southern District of New


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York or the state courts of the State New York, sitting in Manhattan County, in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      10.5 Directors and Officers Insurance. The Company currently has in effect a standard insurance policy for directors and officers under which Employee, to the extent that he is deemed to be "key" employee or exercises any or all of the duties that are exercised by officers or directors of the Company, including without limitation executive decision making duties, will be covered in accordance with the terms of such policy.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date stated above.

TTR Technologies, Inc.


By: /s/ Marc D. Tokayer                 /s/ Sam Brill
   ----------------------------         --------------------------------
Title: Chief Executive Officer          Sam Brill


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